Exhibit 99.1

FOR IMMEDIATE RELEASE
October 25, 2017

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS

Bethesda, MD - October 25, 2017 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended September 30, 2017.

THIRD QUARTER 2017 FINANCIAL HIGHLIGHTS

•	$0.99 comprehensive income per common share, comprised of:

◦	$0.74 net income per common share

◦	$0.25 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI

•	$0.62 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.24 per common share of dollar roll income associated with the Company's $18.6 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.03) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$19.78 tangible net book value per common share as of September 30, 2017

◦	Increased $0.53 per common share, or 2.8%, from $19.25 per common share as of June 30, 2017

◦	Excludes $552 million, or $1.41 per common share, of goodwill and other intangible assets as of September 30, 2017

•	$0.54 dividends declared per common share during the quarter

•	5.6% economic return on tangible common equity for the quarter

◦	Comprised of $0.54 dividends per common share and $0.53 increase in tangible net book value per common share

AGNC Investment Corp.
October 25, 2017

OTHER THIRD QUARTER HIGHLIGHTS

•	$72.5 billion investment portfolio as of September 30, 2017, comprised of:

◦	$52.3 billion Agency MBS

◦	$19.4 billion TBA mortgage position

◦	$0.8 billion credit risk transfer ("CRT") and non-Agency securities

•	8.0x tangible net book value "at risk" leverage as of September 30, 2017

◦	7.9x average tangible net book value "at risk" leverage for the quarter

•	12.1% portfolio CPR for the quarter

◦	8.5% average projected portfolio life CPR as of September 30, 2017

•	1.41% annualized net interest rate spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -7 bps of "catch up" premium amortization cost due to change in projected CPR estimates

◦	Decreased from 1.55% for the prior quarter, excluding -9 bps of "catch-up" premium amortization cost

•	Over $1 billion of accretive equity raised during the quarter:

◦	$735 million of common equity raised, net of offering costs, through follow-on and At-the-Market equity offerings

◦	$315 million of preferred equity raised, net of offering costs, through issuance of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock offering

▪	$173 million of 8.000% Series A Cumulative Redeemable Preferred Stock redeemed
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"We are very pleased with AGNC's strong financial performance during the third quarter," commented Gary Kain, the Company's Chief Executive Officer, President and Chief Investment Officer. "Our $0.54 dividend per common share, when combined with the $0.53 per share improvement in our tangible net book value per common share, produced a very attractive economic return on tangible common equity of 5.6% during the quarter. Through the first three quarters of the year, AGNC’s economic return totaled 9.7% per common share. Importantly, we have been able to produce these results while maintaining a conservative risk profile, as evidenced by our high hedge ratio and our relatively modest duration gap.

"During the third quarter, the Federal Reserve (the "Fed") announced its intention to begin to reduce the pace of MBS reinvestments beginning in October 2017. Agency MBS performed well during the quarter and drove the 2.8% increase in our net book value, despite the negative backdrop of the Fed’s tapering announcement, heightened geopolitical risk and significant weather-related events. Although MBS spreads tightened modestly, risk-adjusted returns on a levered Agency MBS position continue to look attractive relative to other fixed income or equity markets as credit spreads remain at or near historical lows and prices of equity indices continue to set new highs."

"In addition to its strong financial performance, AGNC raised over $1 billion in preferred and common equity during the quarter, net of offering costs," added Peter Federico, the Company's Executive Vice President and Chief Financial Officer.  "Our common stock issuances provide a substantial benefit for our stockholders through book value accretion when they occur above our tangible net

AGNC Investment Corp.
October 25, 2017

book value. Additionally, because we are internally managed, there are no additional management fees associated with any new equity we raise, so these transactions benefit our prospective earnings profile by leveraging our relatively fixed operating costs over a larger capital base. As a result of this dynamic, AGNC’s operating efficiency improved during the third quarter as our annualized operating costs dropped to 0.77% of our quarter-end stockholders' equity, or to 0.64% net of the fees earned from our management of MTGE Investment Corp."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of September 30, 2017, the Company's tangible net book value per common share was $19.78 per share, an increase of $0.53 per common share, or 2.8%, from $19.25 per common share as of June 30, 2017, benefiting from modestly tighter mortgage spreads and accretive equity raises during the third quarter. The Company's tangible net book value per common share excludes $552 million, or $1.41 per common share, of goodwill and other intangible assets as of September 30, 2017.

INVESTMENT PORTFOLIO
As of September 30, 2017, the Company's investment portfolio totaled $72.5 billion, comprised of:

•	$71.7 billion of Agency MBS and TBA securities, including:

◦	$70.5 billion of fixed-rate securities, comprised of:

•	$40.4 billion 30-year fixed-rate securities,

•	$14.9 billion 30-year net long TBA securities,

•	$10.0 billion ≤ 15-year securities,

•	$4.5 billion 15-year net long TBA securities, and

•	$0.7 billion 20-year fixed-rate securities;

◦	$0.9 billion of collateralized mortgage obligations ("CMOs"), including principal and interest-only strips; and

◦	$0.3 billion of adjustable-rate securities; and

•	$0.8 billion of CRT and non-Agency securities.

As of September 30, 2017, inclusive of TBA securities, 30 year and ≤ 15-year Agency MBS fixed rate securities represented 76% and 20% of the Company's investment portfolio, respectively, largely unchanged from 75% and 21%, respectively, as of June 30, 2017.

As of September 30, 2017, the Company's Agency MBS fixed-rate securities, inclusive of TBA securities, had a weighted average coupon of 3.54%, compared to 3.56% as of June 30, 2017, comprised of the following weighted average coupons:

•	3.64% for 30-year fixed-rate securities;

•	3.17% for ≤ 15-year fixed rate securities; and

•	3.48% for 20-year fixed-rate securities.

The Company accounts for its TBA mortgage portfolio (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of September 30, 2017, the Company's net TBA position had a total fair value of $19.4 billion and a GAAP net carrying value of $(24) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value of $17.3 billion and a GAAP net carrying value of $(12) million as of June 30, 2017.

AGNC Investment Corp.
October 25, 2017

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 12.1% for the third quarter, compared to 10.9% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of September 30, 2017 was 8.5%, slightly below the Company's prior forecast of 8.6% as of June 30, 2017 largely due to the mix of assets acquired during the third quarter.

The weighted average cost basis of the Company's investment portfolio was 104.8% of par value as of September 30, 2017. Net premium amortization cost on the Company's investment portfolio for the third quarter was $(97) million, or $(0.27) per common share, which includes "catch-up" premium amortization cost of $(12) million, or $(0.03) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the third quarter. This compares to net premium amortization cost for the prior quarter of $(96) million, or $(0.28) per common share, including "catch-up" premium amortization cost of $(13) million, or $(0.04) per common share for securities acquired prior to the second quarter. The net unamortized premium balance as of September 30, 2017 was $2.4 billion.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, (also referred to as "balance sheet funded assets") was 2.72% for the third quarter, an increase from 2.66% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.82% for the third quarter, an increase from 2.78% for the prior quarter.

For the third quarter, the Company's average cost of funds, excluding the net TBA position, was 1.59%, an increase from 1.51% for the prior quarter. The Company's average cost of funds, excluding the net TBA position, includes the cost of Agency repurchase agreements ("Agency repo"), other debt and interest rate swaps (including interest rate swaps used to hedge the Company's net TBA position) measured against the Company's daily weighted average Agency repo and other debt balance outstanding. The increase in the Company's average cost of funds was primarily due to higher repo rates, which were partly offset by an increase in the average floating rate received on the Company's interest rate swaps.

The Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.34%, compared to 1.46% for the prior quarter. Excluding "catch-up" premium amortization, the Company's combined annualized net interest rate spread for the quarter was 1.41%, a decrease from 1.55% for the prior quarter.

On a per share basis, the Company recognized $0.59 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the third quarter, compared to $0.63 for the prior quarter. Excluding "catch-up" premium amortization, the Company's net spread and dollar roll income was $0.62 per common share for the third quarter, a decrease from $0.67 per common share for the prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
October 25, 2017

LEVERAGE
As of September 30, 2017, $45.5 billion of Agency repo and $0.4 billion of other debt were used to fund the Company's investment portfolio. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 8.0x as of September 30, 2017, compared to 8.1x as of June 30, 2017.

As of September 30, 2017, the Company's Agency repurchase agreements had a weighted average interest rate of 1.36%, an increase from 1.27% as of June 30, 2017, and a weighted average remaining days to maturity of 129 days, compared to 154 days as of June 30, 2017. As of September 30, 2017, $13.8 billion, or 30%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC, compared to $9.9 billion, or 25%, as of June 30, 2017.

As of September 30, 2017, the Company's Agency repurchase agreements had remaining maturities of:

•	$34.4 billion of three months or less;

•	$4.6 billion from three to six months;

•	$0.8 billion from six to nine months;

•	$1.1 billion from nine to twelve months;

•	$3.7 billion from one to three years; and

•	$0.9 billion from three to five years.

HEDGING ACTIVITIES
As of September 30, 2017, 92% of the Company's outstanding balance of Agency repurchase agreements, other debt and net TBA position was hedged with interest rate swaps, swaptions and U.S. Treasury positions, compared to 98% as of June 30, 2017.

As of September 30, 2017, the Company's interest rate swap position totaled $42.2 billion in notional amount, compared to $40.0 billion as of June 30, 2017. The Company's interest rate swap position as of September 30, 2017 included $3.4 billion of forward starting swaps, with an average forward start date of 0.4 years, compared to $3.7 billion and 0.2 years, respectively, as of June 30, 2017. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.66%, an average receive rate of 1.31% and an average maturity of 4.5 years as of September 30, 2017, compared to 1.60%, 1.19% and 4.4 years, respectively, as of June 30, 2017. Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.61% as of September 30, 2017, compared to 1.52% as of June 30, 2017.

The Company also utilizes payer swaptions and U.S. Treasury securities and futures to further mitigate exposure to changes in interest rates. As of September 30, 2017, the Company had payer swaptions outstanding totaling $5.0 billion, unchanged from June 30, 2017, and a short U.S. Treasury position outstanding of $12.7 billion, compared to $10.8 billion as of June 30, 2017.

OTHER GAIN (LOSS), NET
For the third quarter, the Company recorded a net gain of $125 million in other gain (loss), net, or $0.34 per common share, compared to a net loss of $(141) million, or $(0.41) per common share, for the prior quarter. Other gain (loss), net for the third quarter was comprised of:

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October 25, 2017

•	$22 million of net realized gains on sales of investment securities;

•	$(31) million of net unrealized losses on investment securities measured at fair value through net income;

•	$(26) million of interest rate swap periodic costs;

•	$41 million of net gains on interest rate swaps;

•	$(22) million of net losses on interest rate swaptions;

•	$(20) million of net losses on U.S. Treasury positions;

•	$87 million of TBA dollar roll income;

•	$71 million of net mark-to-market gains on TBA mortgage positions; and

•	$3 million of management fee income.

OTHER COMPREHENSIVE INCOME
During the third quarter, the Company recorded other comprehensive income of $90.0 million, or $0.25 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to $121.0 million, or $0.35 per common share, of other comprehensive income for the prior quarter.

Starting in fiscal year 2017, the Company elected to recognize unrealized gains and losses on Agency securities acquired after fiscal year 2016 through net income. Unrealized gains and losses on Agency securities acquired prior to fiscal year 2017 will continue to be recognized through OCI until the Company receives full repayment of principal or disposes of the security.

COMMON AND PREFERRED EQUITY TRANSACTIONS
The Company completed several capital markets transactions during the third quarter.

On August 22, 2017, the Company completed a public offering of 13 million depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock ("Series C Preferred Stock") for net proceeds of $315 million (aggregate liquidation preference of $325 million). Each depositary share represents a 1/1,000th interest in a share of Series C Preferred Stock.

On September 15, 2017, the Company redeemed its 8.000% Series A Cumulative Redeemable Preferred Stock for its aggregate liquidation preference of $173 million plus accrued and unpaid dividends.

On September 15, 2017, the Company completed a public offering of 28.2 million shares of its common stock for net proceeds of $577 million, or $20.47 per common share.

The Company issued 7.6 million shares of its common stock for net proceeds of $159 million through its "At-the-Market Offering Program" during the quarter. As of September 30, 2017, the Company had $589 million of common stock remaining available for issuance under the Program.

THIRD QUARTER 2017 DIVIDEND DECLARATIONS
During the third quarter, the Company's Board of Directors declared dividends of $0.18 per share to common stockholders of record as of July 31, August 31 and September 29, 2017, respectively, totaling $0.54 per share for the quarter, which were paid on August 7, September 8 and October 10, 2017, respectively. Since its May 2008 initial public offering through the third quarter of 2017, the Company has declared a total of $7.3 billion in common stock dividends, or $36.62 per common share.

On September 14, 2017, the Company's Board of Directors declared a third quarter dividend on its 7.750% Series B Cumulative Redeemable Preferred Stock of $0.484375 per depositary share and on its Series C Preferred Stock of $0.25764 per depositary share. The dividends were paid on October 16, 2017 to preferred stockholders of record as of October 1, 2017.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income, net spread and dollar roll income, excluding "catch-up" premium amortization, and estimated taxable

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October 25, 2017

income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
October 25, 2017

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $47,997, $41,263, $41,587, $43,943 and $44,089, respectively)	$51,638	$45,226	$43,856	$45,393	$46,328
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	700	737	777	818	890
Credit risk transfer securities, at fair value	717	572	383	164	36
Non-Agency securities, at fair value (including pledged securities of $0, $0, $0, $90 and $102, respectively)	36	31	31	124	102
U.S. Treasury securities, at fair value (including pledged securities of $0, $0, $0, $173 and $45, respectively)	—	—	—	182	45
REIT equity securities, at fair value	4	4	—	—	—
Cash and cash equivalents	1,098	1,122	1,073	1,208	1,254
Restricted cash	294	261	219	74	681
Derivative assets, at fair value	183	214	205	355	61
Receivable for securities sold (including pledged securities of $149, $348, $537, $21 and $228, respectively)	521	353	688	21	228
Receivable under reverse repurchase agreements	9,226	7,489	8,908	7,716	5,441
Goodwill and other intangible assets, net	552	553	554	554	555
Other assets	521	149	144	271	268
Total assets	$65,490	$56,711	$56,838	$56,880	$55,889

Liabilities:
Repurchase agreements	$45,505	$39,058	$39,375	$37,858	$37,668
Debt of consolidated variable interest entities, at fair value	380	405	434	460	494
Federal Home Loan Bank advances	—	—	—	3,037	3,037
Payable for securities purchased	1,373	2,005	693	—	251
Derivative liabilities, at fair value	62	73	69	256	947
Dividends payable	77	71	66	66	66
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	9,119	7,221	8,792	7,636	5,424
Accounts payable and other liabilities	183	133	117	211	71
Total liabilities	56,699	48,966	49,546	49,524	47,958

Stockholders' equity:
Preferred stock - aggregate liquidation preference of $500, $348, $348, $348 and $348, respectively	484	336	336	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
391.3, 355.6, 331.0, 331.0 and 331.0 shares issued and outstanding, respectively	4	4	3	3	3
Additional paid-in capital	11,172	10,435	9,932	9,932	9,932
Retained deficit	(2,729)	(2,800)	(2,628)	(2,518)	(3,350)
Accumulated other comprehensive income (loss)	(140)	(230)	(351)	(397)	1,010
Total stockholders' equity	8,791	7,745	7,292	7,356	7,931
Total liabilities and stockholders' equity	$65,490	$56,711	$56,838	$56,880	$55,889

Net book value per common share	$21.19	$20.80	$20.98	$21.17	$22.91
Tangible net book value per common share	$19.78	$19.25	$19.31	$19.50	$21.23

AGNC Investment Corp.
October 25, 2017

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Interest income:
Interest income	$318	$293	$296	$393	$315
Interest expense	140	112	98	98	96
Net interest income	178	181	198	295	219

Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	22	15	(84)	(5)	61
Unrealized gain (loss) on investment securities measured at fair value through net income, net	(31)	9	16	(11)	(6)
Gain (loss) on derivative instruments and other securities, net	131	(169)	(40)	753	248
Management fee income	3	4	3	4	4
Total other gain (loss), net	125	(141)	(105)	741	307
Expenses:
Compensation and benefits	10	10	10	10	9
Other operating expenses	7	6	7	7	6
Total operating expenses	17	16	17	17	15
Net income	286	24	76	1,019	511
Dividend on preferred stock	9	7	7	7	7
Issuance costs of redeemed preferred stock	6	—	—	—	—
Net income available to common stockholders	$271	$17	$69	$1,012	$504

Net income	$286	$24	$76	$1,019	$511
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	90	121	46	(1,408)	(97)
Unrealized gain on derivative instruments, net	—	—	—	1	7
Other comprehensive income (loss)	90	121	46	(1,407)	(90)
Comprehensive income (loss)	376	145	122	(388)	421
Dividend on preferred stock	9	7	7	7	7
Issuance costs of redeemed preferred stock	6	—	—	—	—
Comprehensive income (loss) available (attributable) to common stockholders	$361	$138	$115	$(395)	$414

Weighted average number of common shares outstanding - basic	364.7	346.4	331.0	331.0	331.0
Weighted average number of common shares outstanding - diluted	364.9	346.5	331.1	331.0	331.0
Net income per common share - basic and diluted	$0.74	$0.05	$0.21	$3.06	$1.52
Comprehensive income (loss) per common share - basic and diluted	$0.99	$0.40	$0.35	$(1.19)	$1.25
Dividends declared per common share	$0.54	$0.54	$0.54	$0.54	$0.56

AGNC Investment Corp.
October 25, 2017

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [1]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Interest income	$318	$293	$296	$393	$315
Interest expense:
Repurchase agreements and other debt	140	112	98	97	89
Interest rate swap periodic costs	—	—	—	1	7
Total interest expense	140	112	98	98	96
Net interest income	178	181	198	295	219
Interest rate swap periodic costs [2]	(26)	(35)	(45)	(46)	(51)
TBA dollar roll income [3]	87	93	71	68	54
Management fee income	3	4	3	4	4
Adjusted net interest and dollar roll income	242	243	227	321	226
Operating expenses	17	16	17	17	15
Net spread and dollar roll income	225	227	210	304	211
Dividend on preferred stock	9	7	7	7	7
Net spread and dollar roll income available to common stockholders	216	220	203	297	204
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	12	13	9	(85)	8
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$228	$233	$212	$212	$212

Weighted average number of common shares outstanding - basic	364.7	346.4	331.0	331.0	331.0
Weighted average number of common shares outstanding - diluted	364.9	346.5	331.1	331.0	331.0
Net spread and dollar roll income per common share - basic	$0.59	$0.64	$0.61	$0.90	$0.62
Net spread and dollar roll income per common share - diluted	$0.59	$0.63	$0.61	$0.90	$0.62
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.63	$0.67	$0.64	$0.64	$0.64
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.62	$0.67	$0.64	$0.64	$0.64

AGNC Investment Corp.
October 25, 2017

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [1]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net income	$286	$24	$76	$1,019	$511
Book to tax differences:
Premium amortization, net	(3)	4	(3)	(106)	(15)
Realized gain/loss, net	(112)	99	(379)	301	249
Net capital loss/(utilization of net capital loss carryforward) [5]	(159)	(232)	276	93	(127)
Unrealized gain/(loss), net	41	160	77	(1,252)	(540)
Other	(2)	(2)	(10)	2	(8)
Total book to tax differences	(235)	29	(39)	(962)	(441)
Estimated REIT taxable income	51	53	37	57	70
Dividend on preferred stock	9	7	7	7	7
Estimated REIT taxable income, net of preferred stock dividend	$42	$46	$30	$50	$63
Weighted average number of common shares outstanding - basic	364.7	346.4	331.0	331.0	331.0
Weighted average number of common shares outstanding - diluted	364.9	346.5	331.1	331.0	331.0
Estimated REIT taxable income per common share - basic and diluted	$0.12	$0.13	$0.09	$0.15	$0.19

Beginning cumulative non-deductible net capital loss	$496	$728	$452	$359	$486
Net capital loss/(utilization of net capital loss carryforward)	(159)	(232)	276	93	(127)
Ending cumulative non-deductible net capital loss	$337	$496	$728	$452	$359
Ending cumulative non-deductible net capital loss per common share	$0.86	$1.39	$2.20	$1.37	$1.08

AGNC Investment Corp.
October 25, 2017

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Fixed-rate Agency MBS, at fair value - as of period end [17]	$51,104	$44,643	$43,232	$44,736	$45,611
Other Agency MBS, at fair value - as of period end [6]	$1,234	$1,320	$1,401	$1,475	$1,607
Credit risk transfer securities, at fair value - as of period end	$717	$572	$383	$164	$36
Non-Agency MBS, at fair value - as of period end	$36	$31	$31	$124	$102
Total securities, at fair value - as of period end [17]	$53,091	$46,566	$45,047	$46,499	$47,356
Total securities, at cost - as of period end [17]	$53,206	$46,744	$45,354	$46,866	$46,304
Total securities, at par - as of period end [7,17]	$50,795	$44,593	$43,298	$44,749	$44,212
Average securities, at cost [17]	$46,808	$43,992	$44,215	$45,885	$48,548
Average securities, at par [7,17]	$44,672	$41,986	$42,218	$43,802	$46,372
Net TBA portfolio - as of period end, at fair value	$19,409	$17,271	$14,447	$11,165	$15,586
Net TBA portfolio - as of period end, at cost	$19,433	$17,283	$14,377	$11,312	$15,540
Net TBA portfolio - as of period end, carrying value	$(24)	$(12)	$70	$(147)	$46
Average net TBA portfolio, at cost	$18,616	$16,931	$13,460	$14,141	$10,748
Average repurchase agreements and other debt [4]	$41,406	$38,945	$39,203	$41,031	$44,401
Average stockholders' equity [8]	$8,134	$7,552	$7,310	$7,604	$7,803
Net book value per common share [9]	$21.19	$20.80	$20.98	$21.17	$22.91
Tangible net book value per common share [10]	$19.78	$19.25	$19.31	$19.50	$21.23
Tangible net book value "at risk" leverage - average during the period [11]	7.9:1	8.0:1	7.8:1	7.8:1	7.6:1
Tangible net book value "at risk" leverage - as of period end [12]	8.0:1	8.1:1	8.0:1	7.7:1	7.7:1

Key Performance Statistics:
Average coupon [13,17]	3.72%	3.70%	3.65%	3.63%	3.65%
Average asset yield [14,17]	2.72%	2.66%	2.68%	3.43%	2.60%
Average cost of funds [15,17]	(1.59)%	(1.51)%	(1.48)%	(1.40)%	(1.32)%
Average net interest rate spread [17]	1.13%	1.15%	1.20%	2.03%	1.28%
Average net interest rate spread, including TBA dollar roll income/loss [3]	1.34%	1.46%	1.44%	2.02%	1.42%
Average coupon - as of period end [17]	3.67%	3.70%	3.67%	3.61%	3.64%
Average asset yield - as of period end [17]	2.85%	2.84%	2.83%	2.77%	2.68%
Average cost of funds - as of period end [15,17]	(1.61)%	(1.56)%	(1.45)%	(1.44)%	(1.30)%
Average net interest rate spread - as of period end [17]	1.24%	1.28%	1.38%	1.33%	1.38%
Average actual CPR for securities held during the period [17]	12%	11%	11%	14%	14%
Average forecasted CPR - as of period end [17]	9%	9%	8%	8%	11%
Total premium amortization, net	$(97)	$(96)	$(89)	$(6)	$(110)
Expenses % of average stockholders' equity - annualized	0.84%	0.85%	0.93%	0.89%	0.76%
Dividends declared per common share	$0.54	$0.54	$0.54	$0.54	$0.56
Economic return (loss) on common equity - unannualized [16]	5.6%	2.5%	1.8%	(5.2)%	5.6%

AGNC Investment Corp.
October 25, 2017

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

2.
Represents periodic interest costs on the Company's interest rate swap portfolio recognized in gain (loss) on derivative instruments and other securities, net. Amount does not include termination fees or mark-to-market adjustments associated with interest rate swaps.

3.
TBA dollar roll income/(loss) is net of TBAs used for hedging purposes. Dollar roll income/(loss) excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

4.	Average repurchase agreements and other debt includes Agency repo, FHLB advances and debt of consolidated VIE's. Amount excludes U.S. Treasury repurchase agreements.

5.
Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years from the year of loss and applied against future net capital gains.

6.	Other Agency MBS includes adjustable rate securities and collateralized mortgage obligations (including interest and principal-only securities).

7.	Par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

8.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

9.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding.

10.	Tangible net book value per common share excludes goodwill and other intangible assets, net.

11.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets. Leverage excludes U.S. Treasury repurchase agreements.

12.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets at period end. Leverage excludes U.S. Treasury repurchase agreements.

13.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income by average investment securities held at par.

14.
Average asset yield for the period was calculated by dividing the total interest income (coupon interest less amortization of net premiums and discounts) by average investment securities held at amortized cost.

15.
Cost of funds includes Agency repurchase agreements, other debt and interest rate swaps. Amount excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges (such as swaptions, U.S. Treasury positions and U.S. Treasury repurchase agreements). Average cost of funds for the period was calculated by dividing the total cost of funds by the average Agency repurchase agreements and other debt outstanding for the period.

16.
Economic return (loss) on common equity represents the sum of the change in net book value per common share and dividends declared on common stock during the period over the beginning net book value per common share. Starting Q1 2017, economic return (loss) on common equity represents the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

17.	Excludes net TBA position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 26, 2017 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
October 25, 2017

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q3 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 26, 2017. In addition, there will be a phone recording available one hour after the live call on October 26, 2017 through November 9, 2017. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10112675.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest rate spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include interest rate swap periodic costs, TBA dollar roll income and management fee income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expenses (GAAP measure). "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to

AGNC Investment Corp.
October 25, 2017

changes in projected CPR estimates. Related amounts available to common stockholders exclude non-recurring issuance costs of redeemed preferred stock.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of issuance costs of redeemed preferred stock reported as a reduction to net income available to common stockholders under GAAP is meaningful as they represent non-recurring costs associated capital transactions and are not representative of ongoing costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.